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                                                                   EXHIBIT 10.14

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is effective as of March 21, 2000, among Encompass Management Co., a Delaware corporation (the "Company"), Encompass Services Corporation, a Texas corporation ("Encompass"), and Robert C. Tyler, a resident of Harris County, Texas ("Employee"). In consideration of the premises and the mutual covenants contained herein, the parties hereby agree as follows:

     1. Employment. The Company hereby agrees to employ Employee and Employee hereby agrees to work for the Company as its President - Mechanical Group. Employee's principal office shall be in Houston, Texas. So long as Employee is employed by the Company, Employee shall devote Employee's skill, energy and substantially all of his business-related efforts to the faithful discharge of Employee's duties as an employee of the Company. In providing services hereunder, Employee shall comply with and follow all directives, policies, standards and regulations from time to time established by the Board of Directors of the Company.

     2. Term of Employment. Employee's employment by the Company pursuant to this Agreement shall continue in effect for a term of two years from the date of this Agreement (the "Initial Period"), which shall be automatically extended for additional, successive one year periods (the "Additional Periods") commencing on the second anniversary date of this Agreement and on each anniversary date thereafter, unless either party gives notice of nonrenewal as provided in
Section 10(e) or otherwise terminates this Agreement in accordance with the other provisions of Section 10.

     3. Representations and Warranties. Employee represents and warrants that Employee is under no contractual or other restrictions or obligations that will significantly limit Employee's activities on behalf of the Company or will prohibit or limit the disclosure or use of by Employee of any information which directly or indirectly relates to the nature of the Company or the services to be rendered by Employee under this Agreement.

     4. Compensation. Subject to the provisions of Section 10, Employee will be entitled to the compensation and benefits set forth in this Section 4.

     (a) During the Initial Period, the Company shall pay Employee an Annual Base Salary, payable semi-monthly, in equal semi-monthly installments at a rate equal to $225,000 per year for the first calendar year or portion thereof. In each subsequent calendar year during the term of this Agreement, the Company shall pay to Employee an Annual Base Salary determined by the Board of Directors following its annual salary and performance review. Employee's Annual Base Salary will be reviewed at least annually in the fourth quarter of each fiscal year of Employee's employment hereunder, commencing in the fourth quarter of fiscal year 2000.

     (b) Employee shall be eligible to receive an annual bonus pursuant to the incentive compensation program in effect from time to time for executive employees of the Company. The target bonus of Employee under such program shall not be less than 80% of Employee's
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annual salary. The bonus will be earned for Employee's performance during each calendar year but will be finally determined and paid following the closing of the books and records of the Company for the calendar year and review of same by the Compensation Committee of the Company and the Company's independent auditors.

     (c) All payments of salary and other compensation to Employee shall be made after deduction of any taxes required to be withheld with respect therefor under applicable federal and state laws.

    5. Fringe Benefits; Expenses. (a) During the term of employment of Employee hereunder, Employee shall participate in all employee benefit plans sponsored by the Company for its executive employees, including but not limited to stock bonus, stock purchase, stock performance incentive and stock option plans, sick leave and disability leave, health insurance, dental insurance and pension and/or profit sharing plans; provided, however, that except as provided below, the nature, amount and limitations of such plans shall be determined from time to time by the Board of Directors of the Company.

    (b) The Company will reimburse Employee for all reasonable business expenses incurred by Employee in the scope of Employee's employment; provided, however, that Employee must file expense reports with respect to such expenses in accordance with the Company's policies as are in effect from time to time.

    (c) During the term of employment of Employee hereunder, Employee shall be entitled to a minimum of four weeks paid vacation during each calendar year and to paid holidays and other paid leave set forth in the Company's policies in effect from time to time. Any vacation not used during a calendar year may not be used during any subsequent period.

    (d) During the term of employment of Employee hereunder, the Company will pay all license fees, occupation taxes and reasonable educational costs and expenses necessary to maintain Employee's good standing under any professional licenses.

    (e) During the term of employment of Employee hereunder, the Company shall use reasonable efforts to provide (i) life insurance payable to Employee's designated beneficiary in an amount at least three times Employee's Annual Base Salary and (ii) disability insurance on behalf of Employee which, as a goal, shall provide for salary continuation in the event of permanent disability in an amount equal to the lesser of (i) 60% of Employee's Annual Base Salary, or (ii) $10,000 per month.

    6. Indemnification and Insurance. The Company shall indemnify Employee with respect to matters relating to Employee's services as an officer and/or director of the Company or any of its Affiliates (as defined in Exhibit A attached hereto) to the extent set forth in the Company's By-laws and in accordance with the terms of any other indemnification which is generally applicable to executive officers of the Company or any of its Affiliates that may be provided by the Company or any such Affiliate from time to time. The foregoing indemnity is contractual and will survive any adverse amendment to or repeal of the By-laws. The Company

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will also cover Employee under a policy of officers' and directors' liability insurance providing coverage that is comparable to that provided now or hereafter to any other executive officer or director of the Company. The provisions of this Section 6 will survive the termination of Employee's employment for any reason and the term of this Agreement.

    7. Change in Control of the Company.

    (a) If a Change of Control (as defined in Exhibit A attached hereto) occurs and if during the Protected Period (as defined in Exhibit A attached hereto), Employee's employment is terminated or not renewed pursuant to Section 10, whether by the Company or by Employee, then the Company shall promptly pay or otherwise provide to Employee the benefits set forth below:

        (i) An amount equal to two times the sum of (A) Employee's Annual Base Salary then in effect and (B) the amount of the Employee's target bonus established by the Compensation Committee of the Board at the beginning of the calendar year in which such termination occurs, which shall not be less than 80% of the Annual Base Salary for such year, payable in a single lump sum by certified or bank cashier's check within 30 days of such termination; and

        (ii) An amount equal to the product of (A) the maximum monthly premium payment that may be charged to continue coverage for Employee and Employee's dependents under the Company's health insurance plan under COBRA and under all life insurance and disability policies provided by Employer for Employee, multiplied by (B) 24 months (payable over such period). Any unpaid amount under this clause (ii) will cease if Employee obtains substantially similar coverage under new employment.

The Company will use its best efforts to keep the policies of insurance referred to in clause (ii) above in effect for the benefit of the Employee through the 24 month period, and after the expiration of such 24 month period, if the Employee is unable to secure reasonable alternative coverage as a result of lack of insurability, at the written request of the Employee, the Company will use reasonable commercial efforts to continue such coverage, provided that the Company will have no obligation to incur any incremental cost or risk (other than minor administration inconvenience) and Employee shall agree in writing to bear all such cost and risk and hold the Company harmless against same. Notwithstanding the foregoing, Employee shall not be entitled to any benefits under this Section 7 if such termination is (i) due to Employee's death, (ii) by the Company on account of Employee's disability as provided in Section 10(d) below, (iii) by the Company for Cause (as defined in Exhibit A attached hereto) or (iv) by Employee for other than Good Reason (as defined in Exhibit A attached hereto) as provided in Section 10 below.

    8. Gross-Up of Parachute Payments.

    (a) To provide Employee with adequate protection in connection with Employee's ongoing employment with the Company, this Agreement or other incentive plans of the Company provide Employee with various benefits in the event of termination of Employee's

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employment with the Company during the Protected Period. If Employee's employment is terminated or not renewed pursuant to Section 10 during a Protected Period or otherwise in connection with a "change of control" of the Company, within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), a portion of those benefits could be characterized as "excess parachute payments" within the meaning of Section 280G of the Code. The parties hereto acknowledge that the protections set forth in this Section 8 are important, and it is agreed that Employee should not have to bear the full burden of the excise tax that might be levied under Section 4999 of the Code or any similar provision of state or federal law, in the event that any portion of the benefits payable to Employee pursuant to this Agreement or the other incentive plans of the Company are treated as an excess parachute payment. The parties, therefore, have agreed as set forth in this Section 8.

     (b) Anything in this Agreement to the contrary notwithstanding, if it shall be determined that any payment or distribution (including income recognized by Employee upon the early vesting of restricted property or upon the exercise of options whose exercise date has been accelerated) by the Company or any other person to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any similar provision of state or federal law or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay an additional payment, not to exceed $250,000 in the aggregate (a "Gross-Up Payment"), in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed on the Gross-Up Payment, Employee retains an amount of the Gross-Up Payment equal to fifty percent (50%) the Excise Tax imposed on the Payments. The Employee will bear the cost of the remaining 50% until the aggregate Gross Payments from the Company have reached $250,000, and will thereafter bear all additional taxes, interest or penalties.

     (c) In the event of any dispute as to the applicability or amount of any Gross-Up Payment, all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the independent public accounting firm regularly employed by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and to Employee within 15 business days after the receipt of notice from Employee that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm will be borne by the Company. If the Accounting Firm determines that no Excise Tax is payable by Employee, it shall furnish Employee with a written statement that failure to report the Excise Tax on Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding on the Company and Employee unless and until a final determination is received from the Internal Revenue Service indicating a contrary result. As a result of uncertainty in the application of

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Section 4999 of the Code at the time of the initial determination by the
Accounting Firm hereunder, it is possible that Gross-Up Payments may not have been made by the Company that should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. If the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Employee, consistent with the maximum limitation stated in paragraph 8(b) above. In the event it is determined by the Accounting Firm that the Gross Payments previously made by the Company exceeded the limitations stated in paragraph 8(b) above, upon written notice from the Company, accompanied by a copy of the Accounting Firm's calculation of same, the amount of such overpayment shall be promptly paid by the Employee to the Company.

    9. Options and Other Stock-Related Plans. Except to the extent otherwise provided in this Section 9, the terms and conditions of any option, stock bonus, restricted stock, stock award or other stock-related plan or program with respect to capital stock of the Company which may be granted to Employee or in which Employee may participate shall be governed by the applicable Company plan, if any, and/or separate agreement(s) between the Company and Employee with respect thereto.

    (a) All stock options granted to the Employee prior to February 22, 2000 will vest upon a termination of this Agreement by the Company or the Employee under Section 10(c) at any time during the Initial Period.

    (b) Upon the occurrence of any of the termination events described in
Section 9(a) above, the exercise period of each stock option granted before February 22, 2000 and then held by the Employee shall be the greater of (i) the balance of the Initial Period, or (ii) ninety (90) days from the date of such termination, but in neither event beyond the unexpired term of such option as set forth in the respective plan or option agreement under which such option was initially granted.

    (c) The exercise period of all Founder Options (as defined in Exhibit A) held by the Employee on the date hereof shall be the remainder of the ten-year term of such Founder Options.

    (d) Except as otherwise provided in Section 9(b) or 9(c), the exercise period for stock options held by the Employee at the time of any termination of the Agreement shall be the greater of (i) ninety (90) days from the effective date of termination of employment other than under Section 10(b), (ii) thirty
(30) days from the effective date of termination of employment under Section 10(b), (iii) the exercise period established in or under the terms of the stock option plan or stock option agreement to which such stock options are subject, or (iv) the exercise period established in or under the terms of any other written agreement between the Employee and the Company with respect to such stock options.

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    10. Termination or Non-Renewal of Employment.

    (a) Termination by Either Party; General Provisions. Either the Company or Employee may terminate Employee's employment hereunder at any time during the term of this Agreement by delivery of sixty (60) days prior written notice by the terminating party to the other party. Promptly after such termination of employment, in addition to any other payments or benefits provided in this
Section 10, the Company shall pay to Employee an amount equal to the sum of (i) Employee's earned but unpaid Annual Base Salary through the date of termination of employment at the rate in effect at the time of such termination, (ii) vacation pay earned but not taken to the date of such termination, and (iii) all other amounts previously deferred by Employee or earned but not paid as of such date under all Company incentive or deferred compensation plans or programs.

    (b) Termination for Cause; Resignation without Good Reason. If the Company terminates Employee's employment for Cause, or if the Employee terminates employment without Good Reason, the payments due to Employee shall be limited to the amounts described in Section 10(a).

    (c) Termination Without Cause: Termination for Good Reason. If the Company terminates Employee's employment without Cause (except as provided in Section 10(d) below), or if the Employee terminates Employee's employment for Good Reason, then the Company shall promptly pay or otherwise provide to Employee the following amounts in addition to those set forth in Section 10(a):

        (i) An amount equal to two times the sum of (A) Employee's Annual Base Salary then in effect and (B) the amount of the Employee's target bonus established by the Compensation Committee of the Board at the beginning of the calendar year in which such termination occurs, which shall not be less than 80% of the Annual Base Salary for such year, payable in a single lump sum by certified or bank cashier's check within 30 days of such termination; and

        (ii) An amount equal to the product of (A) the maximum monthly premium payment that may be charged to continue coverage for Employee and Employee's dependents under the Company's health insurance plan under COBRA, and under all life insurance and disability policies provided by Employer for Employee multiplied by (B) 24 months (payable over such period). Any unpaid amount under this clause (ii) will cease if Employee obtains substantially similar coverage under new employment.

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    (d) Termination on Disability. If at any time during the term of Employee's employment hereunder, Employee is unable due to physical or mental disability, to perform effectively Employee's duties hereunder, the Company shall continue payment of salary as provided in Section 4 during the first 12 month period of such disability to the extent not covered by the Company's disability insurance policies (the Company may offset against its obligations in this sentence the amounts actually received by the Employee under such policies). Upon the expiration of such 12 month period, the Company, at its sole option, may continue payment of Employee's salary for such additional periods as the Company elects, or may terminate Employee's employment hereunder without any further compensation obligations to Employee hereunder. If Employee should die during the term of Employee's employment hereunder, Employee's employment and the Company's obligations hereunder for compensation payments shall terminate as of the end of the month in which Employee's death occurs.

    (e) Non-Renewal of Employment; General Provisions. Either the Company or Employee may elect not to renew Employee's employment hereunder at the end of the Initial Period, or at the end of any Additional Period thereafter, by delivery of sixty (60) days prior written notice by the electing party to the other party. At the expiration of the employment term (in addition to any other amounts provided in Section 10(f) below in the case of a non-renewal by the Company), the Company shall pay to Employee an amount equal to the sum of (i) Employee's earned but unpaid Annual Base Salary through the date of termination of employment at the rate then in effect, (ii) vacation pay earned but not taken to the date of such termination, and (iii) all other amounts previously deferred by Employee or earned but not paid as of such date under all Company incentive or deferred compensation plans or programs. In the event of a non-renewal by the Employee, the amounts due the Employee shall be limited to the amounts specified in clause (i), (ii) and (iii) of the preceding sentence.

    (f) Non-Renewal by the Company at End of Initial Period or Additional Period. If the Company elects not to renew the Employee's employment as of the end of the Initial Period or an Additional Period, and provided the Employee continues to perform Employee's duties and responsibilities through the end of such Initial Period or Additional Period, as the case may be, then the Company shall promptly pay or otherwise provide to Employee the following amounts in addition to those set forth in Section 10(a):

        (i) An amount equal to the sum of (A) Employee's Annual Base Salary then in effect and (B) the amount of the Employee's target bonus established by the Compensation Committee of the Board at the beginning of the calendar year in which such termination occurs, which shall not be less than 80% of the Annual Base Salary for such year, payable in a single lump sum by certified or bank cashier's check within 30 days of such termination; and

        (ii) An amount equal to the product of (A) the maximum monthly premium payment that may be charged to continue coverage for Employee and Employee's dependents under the Company's health insurance plan under COBRA, and under all life insurance and disability policies provided by Employer for Employee multiplied by (B)

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    12 months (payable over such period). Any unpaid amount under this clause
    (ii) will cease if Employee obtains substantially similar coverage under new employment.

    (g) Continuance of Insurance. The Company will use its best efforts to keep the policies of insurance referred to in clause (ii) of Sections 10(c) and
Section 10(f) above in effect for the benefit of the Employee through the 24 or 12 month period (as the case may be), and after the expiration of such 24 or 12 month period (as the case may be) if the Employee is unable to secure reasonable alternative coverage as a result of lack of insurability, at the written request of the Employee, the Company will use reasonable commercial efforts to continue such coverage, provided that the Company will have no obligation to incur any incremental cost or risk (other than minor administration inconvenience) and Employee shall agree in writing to bear all such cost and risk and hold the Company harmless against same.

    (h) Waiver of Claims. In the event this Agreement expires as a result of non-renewal by the Company, or is terminated by the Company without Cause or as a result of a disability of Employee in accordance with Section 10(d), or is terminated by Employee with Good Reason, Employee agrees to accept, in full settlement of any and all claims, losses, damages and other demands that Employee may have arising out of such termination or non-renewal, as liquidated damages and not as a penalty, the payments, benefits and vesting of rights set forth in this Agreement. Employee hereby waives any and all rights Employee may have to bring any cause of action or proceeding contesting any such termination or non-renewal; provided, however, that such waiver shall not be deemed to affect Employee's rights to enforce any other obligations of the Company unrelated to employment. Under no circumstances shall Employee be entitled to any compensation or confirmation of any benefits under this Agreement for any period of time following Employee's date of termination if Employee's termination is for Cause.

    (i) Lock-ups, etc. During the one year period after Employee receives the lump sum payments as provided in Section 10(c) or (f) above, Employee shall sign any lock-up letters, standstill agreements, or other similar documentation specifically required by an underwriter from such Employee in connection with a public offering of securities by the Company or take other actions reasonably related thereto as requested by the Board of Directors of the Company; provided, however, that equivalent agreements are being required of Company management and the period of any such lock-up or standstill agreements shall not exceed the shorter of (i) 180 days or (ii) the balance of the one (1) year period. In the event Employee fails to sign any such letters, agreements or similar documentation or take any such action, the Company may seek and obtain specific performance of such covenant, including any injunction requiring execution thereof or the taking of any such actions, and Employee hereby appoints the then president of the Company in office from time to time to sign any such documents on Employee's behalf so long as such documents are prepared on the same basis as other shareholders generally or as all Company management shareholders.

    11. No Mitigation Obligation. The Company acknowledges that it will be difficult and may be impossible (i) for Employee to find reasonably comparable employment following termination of Employee's employment and (ii) to measure the amount of damages which Employee may suffer as a result of the termination of Employee's employment. Accordingly, all

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amounts paid to Employee under this Agreement following Employee's termination of employment are acknowledged by the Company to be reasonable and to be liquidated damages, and Employee will not be required to mitigate the amount of such payments by seeking other employment or otherwise, nor will any profits, income, earnings or other benefits from any source whatsoever (including from other employment) create any mitigation, offset, reduction or any other obligation on the part of Employee under this Agreement.

     12. Covenant Not to Compete.

     (a) During Employee's employment with the Company or any of its Affiliates and thereafter during the Restricted Period (as defined in Exhibit A attached hereto), regardless of the reason for the termination of Employee's employment, Employee will not engage in or carry on, directly or indirectly, either for himself or as a member of a partnership or as a shareholder, investor, owner, officer or director of a company or other entity, or as an employee, agent, associate or consultant of any person, partnership, corporation or other entity, any business in any State of the United States or in any other part of the world that directly competes with any services or products produced, sold, conducted, developed, or in the process of development by the Company or its Affiliates on the date of termination of Employee's employment.

     (b) Notwithstanding the foregoing, Employee shall not be deemed to be in violation of Section 12(a) based solely on the ownership of less than one percent of any class of securities of a publicly-held company whose gross assets exceed $100,000,000.

     (c) Employee acknowledges that the limitations set forth herein on Employee's rights to compete with the Company and its Affiliates are reasonable and necessary for the protection of the Company and its Affiliates. In this regard, Employee specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on Employee's activities specified herein, are reasonable and necessary for the protection of the Company and its Affiliates. In particular, Employee acknowledges that the parties anticipate that Employee will be actively seeking markets for the products and services of the Company and its Affiliates throughout the United States during Employee's employment with the Company.

     (d) In the event that there shall be any violation of the covenant not to compete set forth in this Section 12, then the time limitation thereof shall be extended for a period of time equal to the period of time during which such violation continues; and in the event the Company is required to seek relief from such violation in any court, board of arbitration or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals.

     (e) Employee agrees that the remedy at law for any breach by Employee of this Section 12 will be inadequate and that the Company shall also be entitled to injunctive relief.

     13. Confidential Information. During the term of Employee's employment hereunder, and for five years after Employee's termination of employment, Employee shall not use or disclose, without the prior written consent of the Company, Confidential Information (as defined

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in Exhibit A attached hereto) relating to the Company or any of its Affiliates, and upon termination of Employee's employment will return to the Company all written materials in Employee's possession embodying such Confidential Information. Employee will promptly disclose to the Company all Confidential Information, as well as any business opportunity related to the Company which comes to Employee's attention during the term of Employee's employment with the Company. Employee will not take advantage of or divert any such business opportunity for the benefit of Employee or any other Person (as defined in Exhibit A attached hereto) without the prior written consent of the Company. Employee agrees that the remedy at law for any breach by Employee of this
Section 13 will be inadequate and that the Company shall also be entitled to injunctive relief.

     14. Intellectual Property.

     (a) To the extent they relate to, or result from, directly or indirectly, the actual or anticipated operations of the Company or any of its Affiliates, Employee hereby agrees that all patents, trademarks, copyrights, trade secrets, and other intellectual property rights, all inventions, whether or not patentable, and any product, drawing, design, recording, writing, literary work or other author's work, in any other tangible form developed in whole or in part by Employee during the term of this Agreement, or otherwise developed, purchased or acquired by the Company or any of its Affiliates, shall be the exclusive property of the Company or such Affiliate, as the case may be ("Intellectual Property").

     (b) Employee will hold all Intellectual Property in trust for the Company and will deliver all Intellectual Property in Employee's possession or control to the Company upon request and, in any event, at the end of Employee's employment with the Company.

     (c) Employee shall assign and does hereby assign to the Company all property rights that Employee may now or hereafter have in the Intellectual Property. Employee shall take such action, including, but not limited to, the execution, acknowledgment, delivery and assistance in preparation of documents, and the giving of testimony, as may be requested by the Company to evidence, transfer, vest or confirm the Company's right, title and interest in the Intellectual Property.

     (d) Employee will not contest the validity of any invention, any copyright, any trademark or any mask work registration owned by or vesting in the Company or any of its Affiliates under this Agreement.

     15. Definitions. As used in this Agreement , the terms defined in Exhibit A have the means assigned to such terms in such exhibit.

     16. Notices. All notices, requests, demands and other communications required by or permitted under this Agreement shall be in writing and shall be sufficiently delivered if delivered by hand, by courier service, or sent by registered or certified mail, postage prepaid, to the parties at their respective addresses listed below:

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          (a)    If to Employee:

                 Robert Taylor
                 10219 Green Tree
                 Houston, TX 77042

          (b)    If to the Company:
                 Encompass Management Co.
                 3 Greenway Plaza, Suite 2000
                 Houston, Texas 77046
                 Attention:  Corporate Secretary
                 Facsimile:  713-626-4766

Any party may change such party's address by such notice to the other parties.

    17. Set-off Rights. The Company's obligations to make the payments and provide the benefits required by this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee or others, unless such amount is a determinable liability of the Employee to the Company.

    18. Assignment. This Agreement is personal to Employee, and Employee shall not assign any of Employee's rights or delegate any of Employee's duties hereunder without the prior written consent of the Company. Neither Employee nor Employee's spouse will have the right to commute, encumber, or otherwise dispose of any payments under this Agreement. The Company shall have the right to assign this Agreement to a successor in interest in connection with a merger, sale of substantially all assets, or the like; provided however, that an assignment of this Agreement to an entity with operations, products or services outside of the industries in which the Company is then active shall not be deemed to expand the scope of Employee's covenant not to compete with such operations, products or services without Employee's written consent. The Company shall require any Person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform, by a written agreement in form and substance reasonably satisfactory to Employee, all of the obligations of the Company under this Agreement. As used in this Agreement, the term "Company" means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

    19. Survival. The provisions of this Agreement shall survive the termination of Employee's employment hereunder in accordance with their terms.

    20. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Texas without regard to the choice-of-law principles thereof.

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    21. Binding Upon Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

    22. Entire Agreement. This Agreement constitutes the entire agreement between the Company and Employee with respect to the terms of employment of Employee by the Company and supersedes all prior agreements and understandings, whether written or oral, between them concerning such terms of employment.

    23. Amendments and Waivers. This Agreement may be amended, modified or supplemented, and any obligation hereunder may be waived, only by a written instrument executed by the parties hereto. The waiver by either party of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver hereof, nor shall any single or partial exercise of any such right or remedy by such party preclude any other or further exercise thereof or the exercise of any other right or remedy.

    24. Cumulative Rights And Remedies. All rights and remedies hereunder are cumulative and are in addition to all other rights and remedies provided by law, agreement or otherwise. Employee's obligations to the Company and the Company's rights and remedies hereunder are in addition to all other obligations of Employee and rights and remedies of the Company created pursuant to any other agreement.

    25. Construction. Each party to this Agreement has had the opportunity to review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

    26. Severability. In the event that any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable by any court of law or otherwise, the remaining provisions of this Agreement shall nevertheless continue to be valid, legal and enforceable as though the invalid or unenforceable parts had not been included therein. In addition, in such event the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or unenforceable.

    27. Attornevs' Fees and Costs. If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

    28. Encompass Performance Agreement. Encompass shall cause the Company to perform each and every obligation to be performed by the Company hereunder.

    IN WITNESS WHEREOF, the Company and Employee have executed this Agreement on the date first above written.

                                        COMPANY:

                                        ENCOMPASS MANAGEMENT CO.

                                        By: /S/ D. L. LUKE
                                            --------------
                                        Name: D. L. LUKE
                                              ----------
                                        Title: EVP/COO
                                               -------

                                        ENCOMPASS:

                                        ENCOMPASS SERVICES CORPORATION

                                        By: /S/ D. L. LUKE
                                            --------------
                                        Name: D. L. LUKE
                                              ----------
                                        Title: EVP/COO
                                               -------

                                        EMPLOYEE:

                                        /S/ ROBERT TYLER
                                        ----------------

                                        Printed Name: Robert Tyler
                                                      ------------

                                                                       EXHIBIT A

                                  DEFINITIONS

    "Annual Base Salary" means the salary of Employee in effect at the relevant time determined in accordance with Section 4(a) hereof.

    "Affiliate" means, with respect to any Person, each other Person who controls, is controlled by, or is under common control with the Person specified.

    "Cause" when used in connection with the termination of employment with the Company, means the termination of Employee's employment by the Company by reason of (i) the conviction of Employee of a crime involving moral turpitude by a court of competent jurisdiction; (ii) the proven commission by Employee of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by Employee; (iv) the willful, continued and unreasonable failure by Employee to perform material duties assigned to Employee after reasonable notice and opportunity to cure such performance has been given by the Company; (v) the knowing engagement by Employee in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by Employee, without the written approval of the Board of Directors of the Company, in any activity which competes with the business of the Company or any of its Affiliates or which would result in a material injury to the Company or any of its Affiliates; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's Insider Trading Policy or Business Ethics Policy, if any, then in effect.

    "Change of Control" means

        (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Designated Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act")) of 30% or more of either (1) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (a) any acquisition of Common Stock of the Company or voting securities of the Company directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (b) any acquisition of Common Stock of the Company or voting securities of the Company by the Company (c) any acquisition of Common Stock of the Company or voting securities of the Company by any employee benefit plan(s) (or related trust(s)) sponsored or maintained by the Company or any corporation controlled by the Company and approved by the Incumbent Board, (d) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, immediately following such reorganization, merger or consolidation, the conditions described in clauses
    (1), (2) and (3) of paragraph (iii) below of this definition are satisfied, or (e) an acquisition by Apollo Management L.P. and/or one or more of its affiliates resulting in an ownership of no more than 40% of the Common Stock of the Company (for this purpose, any securities convertible into Common Stock held by Apollo Management L.P. and its affiliates will be treated as if they have been converted for purposes of determining the percentage of ownership held on an "as-converted basis"); or

        (ii) individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act), or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (2) a plan or agreement to replace a majority of the members of the Board then comprising the Incumbent Board; or

        (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case unless, immediately following such reorganization, merger or consolidation, (1) more than 50% (or such greater percentage as may be approved by the Incumbent Board) of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be, (2) no Designated Person (excluding the Company, any employee benefit plans) (or related trust(s)) of the Company and/or its subsidiaries or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% (or such lesser percentage as may be approved by the Incumbent Board) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% (or such lesser percentage as may be approved by the Incumbent Board) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

          (iv) approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which immediately following such sale or other disposition, (A) more than 50% (or such greater percentage as may be approved by the Incumbent Board) of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Designated Person (excluding the Company and any employee benefit plan (or related trust) of the Company and/or its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 30% (or such lesser percentage as may be approved by the Incumbent Board) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% (or such lesser percentage as may be approved by the Incumbent Board) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

     "Confidential Information" includes information conveyed or assigned to the Company or any of its Affiliates by Employee or conceived, compiled, created, developed, discovered or obtained by Employee from and during Employee's employment relationship with the Company, whether solely by Employee or jointly with others, which concerns the affairs of the Company or its Affiliates and which the Company could reasonably be expected to desire be held in confidence, or the disclosure of which would likely be embarrassing, detrimental or disadvantageous to the Company or its Affiliates and without limiting the generality of the foregoing includes information relating to inventions, and the trade secrets, technologies, algorithms, products, services, finances, business plans, marketing plans, legal affairs, supplier lists, client lists, potential clients, business prospects, business opportunities, personnel assignments, contracts and assets of the Company or any of its Affiliates and information made available to the Company or any of its Affiliates by other parties under a confidential relationship. Confidential Information, however, shall not include information
(a) which is, at the time in question, in the public domain through no wrongful act of Employee, (b) which is later disclosed to Employee by one not under obligations of confidentiality to the Company or any of its Affiliates or Employee, (c) which is required by court or governmental order, law or regulation to be disclosed, or (d) which the Company has expressly given Employee the right to disclose pursuant to written agreement.

    "Founder Options" mean the options to acquire common stock of the Company for an exercise price of approximately $3.07 per share (as presently constituted) granted to the Employee prior to the Company's initial public offering.

    "Good Reason" means the occurrence of any of the following events:

    (a) Employee is assigned duties, taken as a whole, that are materially inconsistent with, or materially diminished from, Employee's positions, duties, responsibilities and status with the Company immediately prior to such action, or Employee's status, reporting responsibilities, titles or offices are materially diminished from those in effect immediately prior to such action, or Employee's duties and responsibilities are materially increased without a corresponding reasonable increase in the Employee's compensation (provided that in the case of such a change within a Protected Period, such increase must be satisfactory to the Employee in Employee's sole reasonable judgment), except in each case in connection with the termination of Employee's employment by the Company for Cause or on account of disability, or as a result of the Employee's death, or by the Employee for other than Good Reason; provided, however, that Good Reason shall not be triggered under this subsection (a) by an immaterial action not taken in bad faith or by an action that is remedied by the Company promptly after receipt of written notice from Employee; or

    (b) Employee's Annual Base Salary is reduced (i) within a Protected Period, from that in effect immediately prior to the commencement of a Protected Period or as the same may be increased from time to time thereafter, or (ii) other than within a Protected Period, from that which was in effect prior to such action unless such reduction is part of a general reduction in compensation within the officer ranks due to economic or company-wide considerations; or

    (c) The Company (i) within a Protected Period, fails to continue in effect any benefit or compensation plan, including, but not limited to, the annual bonus plan, qualified retirement plan, executive life insurance plan and/or health and accident plan, in which Employee is participating immediately prior to the commencement of the Protected Period, or plans providing, in the sole reasonable judgment of Employee, Employee with substantially similar benefits, or the Company takes any action that would adversely affect Employee's participation in or reduce Employee's benefits under any of such plans (excluding any such action by the Company that is required by law), or (ii) other than within a Protected Period, takes any action to materially reduce or eliminate Employee's participation in the Company's benefit or compensation plans unless such reduction or elimination is part of a general reduction in benefits within the officer ranks due to economic or company-wide considerations; or

    (d) The Company requires the Employee at any time to relocate more than 50 miles from where Employee's principal office was located immediately prior to such event; or

    (e) The amendment, modification or repeal of any provision of the Certificate of Incorporation or Bylaws of the Company that was in effect immediately prior to the commencement of a Protected Period, if such amendment, modification or repeal would materially adversely affect Employee's rights to indemnification by the Company; or

    (f) The Company shall violate or breach any obligation of the Company (regardless whether such obligation be set forth in the Bylaws of the Company and/or in this Agreement or any other separate agreement entered into between the Company and Employee) to indemnify Employee against any claim, loss, expense or liability sustained or incurred by Employee by reason, in whole or in part, of the fact that Employee is or was an officer or director of the Company; or

    (g) The Company shall violate or breach any other material obligation of the Company owing to Employee relating to Employee's employment with the Company, provided that in the event of a violation or breach that is reasonably subject to being cured by the Company, Good Reason shall only occur if the Company shall fail or refuse to commence a cure within 15 days after written notice thereof is given by Employee to the Company or shall thereafter fail to diligently prosecute such cure to completion; or

    (h) The Company shall fail to keep in force, for the benefit of Employee, directors' and officers' insurance policy with coverage amounts and scope at least equal to the coverage amounts in effect on the date hereof; or

    (i) The Company shall fail to obtain from a successor (including a successor to a material portion of the business or assets of the Company) a satisfactory assumption in writing of the Company's obligations under this Agreement; or

    (j) The Company shall fail to provide Employee with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are both commensurate with the Employee's position and Employee's responsibilities to and position with the Company and not materially dissimilar to the office space, related facilities and support personnel provided to other executive officers of the Company; or

    (k) The Company notifies Employee of the Company's intention not to observe or perform one or more of the material obligations of the Company under this Agreement.

    "Person" means any individual, corporation, trust, partnership, limited partnership, foundation, association, limited liability company, joint stock association or other legal entity.

    "Protected Period" means the period of time beginning with a Change of Control and ending 6 months following such Change of Control; provided, however, that if any event has occurred which could reasonably be expected to result in a Change of Control and a Change of

Control occurs within six months after such event, then the Protected Period will begin on the date of such event.

     "Restricted Period" means the period beginning on the date of the termination or resignation of Employee's employment with the Company and its Affiliates and ending as follows, as applicable:

        (i) one year after the termination of Employee's employment if Employee is not entitled to benefits under Section 7(a) or 10(c); or;

        (ii) two years after the termination of Employee's employment, if Employee receives all of the benefits under Section 7(a) or 10(c) (after giving effect to any permissible setoff).